Whitestone REIT Completes the Successful Closing of its 2019 Credit Facility
- Increases Unsecured Credit Facility to $515 Million
- Improves Pricing and Terms
- Extends Maturity Date

Houston, January, 6, 2019 - Whitestone REIT (NYSE:WSR) (“Whitestone” or the “Company”) today announced that through its operating partnership, Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), has successfully closed on a new unsecured credit facility (the “2019 Facility”). The 2019 Facility increases the credit facility to $515 million from $500 million, improves the capitalization rate for the majority of its properties from 7.5% to 7% and reduces overall pricing at the current corporate leverage level by 28 basis points. The 2019 Facility is comprised of the following three tranches:

$250.0 million unsecured revolving credit facility with a maturity date of January 1, 2023 (the “Revolver”);

$165.0 million unsecured term loan with a maturity date of January 31, 2024 (“Term Loan A”); and

$100.0 million unsecured term loan with a maturity date of October 30, 2022 (“Term Loan B” and together with Term Loan A, the “Term Loans”).

Borrowings under the 2019 Facility accrue interest (at the Operating Partnership's option) at a Base Rate or an Adjusted LIBOR plus an applicable margin based upon the Company’s then existing leverage. The applicable margin for Adjusted LIBOR borrowings ranges from 1.40% to 1.90% for the Revolver and 1.35% to 1.90% for the Term Loans. The 2019 Facility includes an accordion feature that will allow the Operating Partnership to increase the borrowing capacity by $200 million to $715 million, upon the satisfaction of certain conditions.

Proceeds of the loans under the 2019 Facility were used to repay the existing revolving credit facility and associated fees, and future draws on the available commitments will be used to fund growth and acquisitions, redevelopment of value-add properties in its portfolio, and general corporate purposes.

Chairman and CEO Jim Mastandrea commented, "We are pleased to complete yet another milestone transaction that highlights Whitestone’s strong financial position and increases our funding flexibility while reducing costs. This credit facility provides Whitestone with long-term committed funding to support future growth of our successful, E-Commerce resistant business model.” Mr. Mastandrea concluded, “We look forward to continuing our mission to reward shareholders with a predictable, sustainable dividends and industry-leading Total Shareholder Returns.”

The 2019 Facility was arranged by Bank of Montreal, serving as administrative agent, SunTrust Robinson Humphrey, as syndication agent, and BMO Capital Markets Corp, U. S: Bank National Association, SunTrust Robinson Humphrey and Regions Capital Markets, as co-lead arrangers and joint book runners.

About Whitestone REIT
Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "E-Commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. Whitestone’s forward-thinking business model has produced industry leading compound annual growth rates in excess of 20% in revenues, property net operating income, funds from operations and net income since its IPO in 2010. As of January 31, 2019, Whitestone's total shareholder return ranks #2 of 17, #1 of 17, and #2 of 16, of the U.S. public shopping center REITs for the one-year, three-year, and five-year periods, respectively.(1) For additional information, visit www.whitestonereit.com.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.
The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including the impact of the Tax Cuts and Jobs Act of 2017; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Whitestone REIT:
Kevin Reed
Director of Investor Relations
(713) 435-2219
kreed@whitestonereit.com

(1) Whitestone REIT Total Shareholder Return as compared to its peers according to the SNL Public REIT Market Data based on closing prices on January 31, 2019. Peers include: Regency Centers Corp., Cedar Realty Trust Inc., Retail Opportunity Investments, Weingarten Realty Investors, Saul Centers Inc., Urban Edge Properties, Federal Realty Investment, Urstadt Biddle Properties Inc., RPT Realty, Retail Properties of America, Kite Realty Group Trust, Acadia Realty Trust, Wheeler REIT Inc., Brixmor Property Group Inc., Kimco Realty Corp., and Site Centers Corp